Exhibit 3.2

BYLAWS

OF

BROADWIND ENERGY, INC.

BROADWIND ENERGY, INC.

BYLAWS

i

4.6	Vice Presidents	7
4.7	Secretary	7
4.8	Treasurer	7
4.9	Salaries	8

ARTICLE V Stock		8
5.1	Certificated or Uncertificated Stock	8
5.2	Record	9
5.3	Consideration for Shares	9
5.4	Cancellation of Certificates	9
5.5	Lost Certificates	9
5.6	Transfer of Shares	9
5.7	Transfer Agents, Registrars, and Paying Agents	10
5.8	Treasury Stock	10

ARTICLE VI Execution of Instruments; Loans, Checks and Endorsements; Deposits; Proxies		10
6.1	Execution of Instruments	10
6.2	Loans	10
6.3	Checks and Endorsements	10
6.4	Deposits	10
6.5	Proxies	11
6.6	Contracts	11

ARTICLE VII Miscellaneous		11
7.1	Dividends	11
7.2	Surplus and Reserves	11
7.3	Waivers of Notice	11
7.4	Corporate Seal	12
7.5	Fiscal Year	12
7.6	Amendment of Bylaws	12
7.7	Uniformity of Interpretation and Severability	12
7.8	Emergency Bylaws	12
7.9	Electronic Transmission	12

ii

BYLAWS

OF

BROADWIND ENERGY, INC.

ARTICLE I
Offices

1.1                              Registered Office. The registered office of the Corporation shall be located at 160 Greentree Drive, Suite 101, in the City of Dover, County of Kent, Delaware 19904.

1.2                              Principal Office. The Corporation may have such other office or offices either within or outside of the State of Delaware as the business of the Corporation may require from time to time if so designated by the Board of Directors.

ARTICLE II
Stockholders

2.1                              Annual Meeting. Unless otherwise designated by the Board of Directors, the annual meeting shall be held on the date and at the time and place fixed by the Board of Directors; provided, however, that the first annual meeting shall be held on a date that is within 18 months after the date on which the Corporation first has stockholders, and each successive annual meeting shall be held on a date that is within 18 months after the preceding annual meeting.

2.2                              Special Meetings. Special meetings of stockholders of the Corporation, for any purpose, may be called by the Chief Executive Officer, the Chairman of the Board, president, or any two members of the Board of Directors. At a special meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

2.3                              Place of Meeting. The annual meeting and all special meetings of stockholders may be held at such time and place within or without the State of Delaware as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. If no designation is made, or if a meeting shall be called otherwise than by the Board, the place of meeting shall be the Company’s principal offices.

2.4                              Notice of Meeting. Written notice of the place, date and hour of any annual or special meeting of stockholders shall be given personally or by mail to each stockholder entitled to vote thereat, at such stockholder’s address as it appears on the records of the Corporation, not less than ten (10) nor more than sixty (60) days prior to the meeting. Notice of any special meeting shall state the purpose or purposes for which the meeting is called.

2.5                              Adjournment. When a meeting is for any reason adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.6                              Organization. The Chief Executive Officer, the Chairman of the Board or president shall call meetings of stockholders to order and act as chairman of such meetings. In the absence of said officers, any stockholder entitled to vote at that meeting, or any proxy of any such stockholder, may call the meeting to order and a chairman shall be elected by a majority of the stockholders entitled to vote at that meeting. In the absence of the Secretary or any assistant secretary of the Corporation, any person appointed by the Chairman of the Board shall act as secretary of such meeting. An appropriate number of inspectors for any meeting of stockholders may be appointed by the chairman of such meeting. Inspectors so appointed will open and close the polls, will receive and take charge of proxies and ballots, and will decide all questions as to the qualifications of voters, validity of proxies and ballots, and the number of votes properly cast.

2.7                              Closing of Transfer Books or Fixing of Record Date. The directors may prescribe a period not exceeding 60 days before any meeting of the stockholders during which no transfer of stock on the books of the Corporation may be made. In order to determine the stockholders entitled to notice of and to vote at a meeting, or entitled to receive payment of a dividend or other distribution, the directors may fix a day not more than sixty (60) days nor less than ten (10) days preceding the date of such meeting or a day not more than sixty (60) days preceding a distribution. If a record date is not fixed, the record date for meetings is at the close of business on the day before the day on which the first notice is given or, if notice is waived, at the close of business on the day before the meeting is held. For distributions, in the absence of action by the Board, the record date for determining stockholders entitled to receive a distribution shall be at the close of business on the day on which the Board of Directors authorizes such distribution.

2.8                              Quorum. Unless otherwise provided by the Certificate of Incorporation, a majority of the voting power that is present, in person or by proxy, regardless of whether the proxy has authority to vote on all matters, shall constitute a quorum at a meeting of stockholders. If less than a majority of the voting power is represented at a meeting, a majority of the shares so represented may adjourn the meeting without further notice for a period not to exceed 60 days at any one adjournment. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of stockholders so that less than a quorum remains.

2.9                              Proxies. At all meetings of stockholders, a stockholder may vote by proxy, as prescribed by law. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after 6 months from the date of its creation, unless it is coupled with an interest, or unless the stockholder specifies in it the length of time for which it is to continue in force, which may not exceed 7 years from the date of its creation.

2.10                       Voting of Shares. At each meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote in person or by proxy. Except as otherwise provided by law or the Certificate of Incorporation, each stockholder of record shall be entitled to one (1) vote for each share of stock having voting power standing in his name on the books of the Corporation. Except as otherwise provided by law, the Certificate of Incorporation or Section 3.1 of these

Bylaws, all matters shall be determined by vote of a majority of the shares present or represented by proxy at such meeting and entitled to vote on such questions.

2.11                       Action Taken Without a Meeting. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required. The written consent must be filed with the minutes of the proceedings of the stockholders. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.

2.12                       Meetings by Remote Communication. The Board of Directors may, in its sole discretion, determine that stockholder meetings shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a)(2) of the Delaware General Corporation Law. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication (a) participate in a meeting of stockholders; and (b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication; provided, that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder; (ii) the Corporation shall implement reasonable measures to provide such stockholders  and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters  submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (iii) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

2.13                       Voting by Class or Series. Unless otherwise provided in the Delaware General Corporation Act, the Certificate of Incorporation or these Bylaws, if voting by a class or series of stockholders is permitted or required, a majority of the voting power of the class or series that is present in person or by proxy, regardless of whether the proxy has authority to vote on all matters, constitutes a quorum for the transaction of business. An act by the stockholders of each class or series is approved if a majority of the voting power of a quorum of the class or series votes for the action.

2.14                       Order of Business. The suggested order of business at the annual meeting and, to the extent appropriate, at all other meetings of the stockholders shall, unless modified by the presiding chairman, be:

(a)               Call of roll

(b)              Proof of due notice of meeting or waiver of notice

(c)               Determination of existence of quorum

(d)              Reading and disposal of any unapproved minutes

(e)               Annual reports of officers and committees

(f)                 Election of directors

(g)              Unfinished business

(h)              New business

(i)                  Adjournment.

ARTICLE III
Directors

3.1                              Board of Directors; Number; Qualifications; Election. The Corporation shall be managed by a Board of Directors, all of whom must be natural persons at least 18 years of age. Directors need not be residents of the State of Delaware or stockholders of the Corporation. The number of directors of the Corporation shall be not less than one nor more than nine. Subject to such limitations, the number of directors may be increased or decreased by resolution of the Board of Directors, but no decrease shall have the effect of shortening the term of any incumbent director. Subject to the provisions of Article V of the Corporation’s Certificate of Incorporation, each director shall hold office until the next annual meeting of stockholders or until his successor has been elected and qualified. Directors of the Corporation shall be elected by a plurality of the votes cast by the holders of the shares present or represented by proxy at such election and entitled to vote thereon.

3.2                              Powers of the Board of Directors:  Generally. Subject only to such limitations as may be provided by the Delaware General Corporation Law or the Certificate of Incorporation, the Board of Directors shall have full control over the affairs of the Corporation.

3.3                              Committees of the Board of Directors. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, each to consist of one or more of the directors, each of which, to the extent provided in such resolution, shall have and may exercise the authority of the Board in the management of the business of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers on which the Corporation desires to place on a seal. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Unless the Certificate of Incorporation or these Bylaws provide otherwise, the Board of Directors may appoint natural persons who are not directors to serve on committees. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

3.4                              Resignation. Any director of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors, the Chief Executive Officer, the Chairman of the Board, president or the Secretary of the Corporation. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

3.5                              Removal. Directors may be removed with or without cause, except as otherwise required by law, by the holders of at least a majority of the voting power of the shares entitled to vote generally in the election of directors. Except as required by law or the provisions of the Certificate of Incorporation, all vacancies on the Board of Directors and newly-created directorships shall be filled by the Board of Directors. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

3.6                              Vacancies. All vacancies, including those caused by an increase in the number of directors, may be filled by a majority of the remaining directors, though less than a quorum, unless it is otherwise provided in the Certificate of Incorporation. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. A director elected to fill a vacancy caused by an increase in the number of directors shall hold office until the next annual meeting of stockholders and until his successor has been elected and has qualified.

3.7                              Board Meeting; Place and Notice. Meetings of the Board of Directors may be held from time to time at any place within or without the State of Delaware that the Board of Directors may designate. In the absence of designation by the Board of Directors, Board meetings shall be held at the principal executive office of the Corporation. Any director may call a Board meeting by giving notice to all directors of the date and time of the meeting, which notice shall be given in sufficient time for the convenient assembly of the directors thereat. The notice need not state the purpose of the meeting, and may be given by mail, telephone, email or other electronic transmission or in person. If a meeting schedule is adopted by the Board, or if the date and time of a Board meeting has been announced at a previous meeting, no notice is required.

3.8                              Quorum. A majority of the number of directors elected and qualified at the time of the meeting shall constitute a quorum for the transaction of business at any such meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

3.9                              Manner of Acting. If a quorum is present, the affirmative vote of a majority of the directors present at the meeting and entitled to vote on that particular matter shall be the act of the Board, unless the vote of a greater number is required by law or the Certificate of Incorporation.

3.10                       Compensation. By resolution of the Board of Directors, any director may be paid any one or more of the following:  his expenses, if any, of attendance at meetings; a fixed sum for attendance at such meeting; a stated salary as director; or any other form and amount of compensation approved by the Board. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

3.11                       Action Taken Without a Meeting. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at a meeting of the Board of Directors or a committee thereof may be taken without a meeting if, before or after the action, a written consent thereto is signed by all the members of the Board or of the committee. The written consent must be filed with the minutes of the proceedings of the Board or committee.

3.12                       Meetings by Remote Communication. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors or of any committee designated by the Board, may participate in a meeting of the Board or committee by means of a telephone conference or other method of electronic communication by which all persons participating in the meeting can communicate with each other. Participation in a meeting pursuant to this Section constitutes presence in person at the meeting.

ARTICLE IV
Officers and Agents

4.1                              Officers of the Corporation. The Corporation shall have a Chief Executive Officer, a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. The Board of Directors may appoint a president or one or more vice presidents and such other officers, assistant officers, committees, and agents, including a Chairman of the Board, assistant secretaries, and assistant treasurers, as they may consider necessary, who shall be chosen in such manner and hold their offices for such terms and have such authority and duties as from time to time may be determined by the Board of Directors. One person may hold any two or more offices. The officers of the Corporation shall be natural persons 18 years of age or older. In all cases where the duties of any officer, agent, or employee are not prescribed by the Bylaws or by the Board of Directors, such officer, agent, or employee shall follow the orders and instructions of (a) the Chief Executive Officer, and if a Chairman of the Board has been elected, then (b) the Chairman of the Board.

4.2                              Election and Term of Office. The officers of the Corporation shall be elected by the Board of Directors annually at the first meeting of the Board held after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until the first of the following occurs:  until his successor shall have been duly elected and shall have qualified; or until his death; or until he shall resign; or until he shall have been removed in the manner hereinafter provided.

4.3                              Removal. Any officer or agent may be removed by the Board of Directors, at the discretion of the Board. Election or appointment of an officer or agent shall not of itself create contract rights.

4.4                              Vacancies. A vacancy in any office, however occurring, may be filled by the Board of Directors for the unexpired portion of the term.

4.5                              Chief Executive Officer. The Chief Executive Officer shall, subject to the direction and supervision of the Board of Directors, be the Chief Executive Officer of the Corporation and shall have general and active control of its affairs and business and general supervision of its officers, agents, and employees. The Chief Executive Officer shall, unless otherwise directed by the Board of Directors, attend in person or by substitute appointed by him/her, or shall execute, on behalf of the Corporation, written instruments appointing a proxy or proxies to represent the Corporation, at all meetings of the stockholders of any other corporation in which the Corporation shall hold any stock. The Chief Executive Officer may, on behalf of the Corporation, in person or by substitute or by proxy, execute written waivers of notice and consents with respect to any such meetings. At all such meetings and otherwise, the Chief Executive Officer, in person or by substitute or proxy as aforesaid, may vote the stock so held by the Corporation and may execute written consents and other instruments with respect to such stock and may exercise any and all rights and powers incident to the ownership of said stock, subject however to the instructions, if any, of the Board of Directors. The Chief Executive Officer shall have custody of the treasurer’s bond, if any. If a Chairman of the Board has been elected, the Chairman of the Board shall have, subject to the direction and modification of the Board of Directors, all the same responsibilities, rights, and obligations as described in these Bylaws for the Chief Executive Officer.

4.6                              Vice Presidents. The vice presidents, if any, shall assist the Chief Executive Officer and shall perform such duties as may be assigned to them by the Chief Executive Officer or by the Board of Directors. In the absence of the Chief Executive Officer, the vice president designated by the Board of Directors or (if there be no such designation) the vice president designated in writing by the Chief Executive Officer shall have the powers and perform the duties of the Chief Executive Officer. If no such designation shall be made, all vice presidents may exercise such powers and perform such duties.

4.7                              Secretary. The Secretary shall perform the following:  (a) keep the minutes of the proceedings of the stockholders, executive committee, and the Board of Directors; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and affix the seal to all documents when authorized by the Board of Directors; (d) keep, at the Corporation’s registered office or principal place of business within or outside Delaware, a record containing the names and addresses of all stockholders and the number and class of shares held by each, unless such a record shall be kept at the office of the Corporation’s transfer agent or registrar; (e) if designated by the Board, sign with the Chief Executive Officer or a vice president, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation, unless the Corporation has a transfer agent; and (g) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned by the Chief Executive Officer or by the Board of Directors. Assistant secretaries, if any, shall have the same duties and powers, subject to supervision by the Secretary.

4.8                              Treasurer. The Treasurer shall be the principal financial officer of the Corporation and shall have the care and custody of all funds, securities, evidences of indebtedness, and other personal property of the Corporation, and shall deposit the same in accordance with the instructions of the Board of Directors. The Treasurer shall receive and give receipts and acquittances for monies paid in or on account of the Corporation, and shall pay out of the funds on hand all bills, payrolls, and other just debts of the Corporation of whatever nature upon maturity. The Treasurer shall perform all other duties incident to the office of the Treasurer and, upon request of the Board, shall make such reports to it as may be required at any time. The Treasurer shall, if required by the Board, give the Corporation a bond in such sums and with such sureties as shall be satisfactory to the Board, conditioned upon the faithful performance of his/her duties and for the restoration to the Corporation of all books, papers, vouchers, money, and other property of whatever kind in his/her possession or under his control belonging to the Corporation. If designated by the Board, the Treasurer also has power to sign with the Chief Executive Officer or a vice president, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors. The Treasurer shall have such other powers and perform such other duties as may be from time to time prescribed by the Board of Directors or the Chief Executive Officer. The assistant treasurers, if any, shall have the same powers and duties, subject to the supervision of the Treasurer.

The Treasurer shall also be the principal accounting officer of the Corporation. The Treasurer shall prescribe and maintain the methods and systems of accounting to be followed, keep complete books and records of account, prepare and file all local, state, and federal tax returns, prescribe and maintain an adequate system of internal audit, and prepare and furnish to the Chief Executive Officer and the Board of Directors statements of account showing the financial position of the Corporation and the results of its operations.

The Treasurer also has power to execute, on behalf of the Corporation, written instruments appointing a proxy or proxies to represent the Corporation, at all meetings of the stockholders of any other corporation in which the Corporation shall hold any stock. The Treasurer may, on behalf of the Corporation, in person or by substitute or by proxy, execute written waivers of notice and consents with respect to any such meetings. At all such meetings and otherwise, the Treasurer, in person or by substitute or proxy as aforesaid, may vote the stock so held by the Corporation and may execute written consents and other instruments with respect to such stock and may exercise any and all rights and powers incident to the ownership of said stock, subject however to the instructions, if any, of the Board of Directors.

4.9                              Salaries. Officers of the Corporation shall be entitled to such salaries, emoluments, compensation, or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.

ARTICLE V
Stock

5.1                              Certificated or Uncertificated Stock. Shares of the Corporation may be certificated, uncertificated, or a combination thereof. Certificates representing shares shall be consecutively numbered and signed in the name of the Corporation by its Chief Executive Officer or a vice president and by the Treasurer or an assistant treasurer or by the Secretary or an assistant secretary.

Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the corporation by the Chairman or a vice-chairman of the Board of Directors, or the Chief Executive Officer, president or vice-president, and by the Treasurer or an assistant treasurer, or the Secretary or an assistant secretary of such corporation representing the number of shares registered in certificate form. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or  registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Each certificate representing shares shall state the following upon the face thereof:  the name of the state of the Corporation’s organization; the name of the person to whom issued; the number and class of shares and the designation of the series, if any, which such certificate represents; the par value of each share represented by such certificate or a statement that the shares are without par value. Certificates of stock shall be in such form consistent with law as shall be prescribed by the Board of Directors.

5.2                              Record. As used in these Bylaws, the term “stockholder” shall mean the person or other entity in whose name outstanding shares of the Corporation are currently registered on the stock record books of the Corporation. The Corporation shall keep a share register containing the names of the stockholders and the number of shares held by each stockholder. The Corporation shall also keep a record of the dates on which certificates representing shares or transaction statements representing shares were issued and, in the case of cancellation, the date of cancellation. The person or other entity in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof, and thus a holder of record of such shares of stock, for all purposes as regards the Corporation.

5.3                              Consideration for Shares. Shares shall be issued for such consideration, expressed in dollars (but not less than the par value thereof) as shall be fixed from time to time by the Board of Directors. That part of the surplus of the Corporation which is transferred to stated capital upon the issuance of shares as a share dividend shall be deemed the consideration for the issuance of such dividend shares. Such consideration may consist, in whole or in part, of money, promissory notes, other property, tangible or intangible, or in labor or services actually performed for the Corporation, contracts for services to be performed or other securities of the Corporation.

5.4                              Cancellation of Certificates. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificates shall be issued in lieu thereof until the former certificate for a like number of shares shall have been surrendered and canceled, except as herein provided with respect to lost, stolen, or destroyed certificates.

5.5                              Lost Certificates. In case of the alleged loss, destruction, or mutilation of a certificate of stock, the Board of Directors may direct the issuance of a new certificate or uncertificated shares in lieu thereof upon such terms and conditions in conformity with law as it may prescribe. The Board of Directors may in its discretion require a bond, in such form and amount and with such surety as it may determine, before issuing a new certificate.

5.6                              Transfer of Shares. Transfer of shares on the books of the Corporation may be authorized only by the registered holder of such shares (or the stockholder’s legal representative or duly authorized attorney in fact). In the case of shares represented by a certificate, transfer of such shares shall only occur upon surrender of the certificate duly endorsed, while transfer of uncertificated shares shall only occur upon a stockholder’s compliance with such procedures the Corporation or its transfer agent may require. Every such transfer of stock shall be entered on the stock book of the Corporation which shall be kept at its principal office or by its registrar duly appointed.

The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as may be required by the laws of Delaware.

5.7                              Transfer Agents, Registrars, and Paying Agents. The Board may at its discretion appoint one or more transfer agents, registrars, and agents for making payment upon any class of stock, bond, debenture, or other security of the Corporation. Such agents and registrars may be located either within or outside Delaware. They shall have such rights and duties and shall be entitled to such compensation as may be agreed.

5.8                              Treasury Stock. Treasury stock, if any, shall be held by the Corporation subject to disposal by the Board of Directors in accordance with the Delaware General Corporation Law, the Certificate of Incorporation and these Bylaws, and shall not have voting rights nor participate in dividends.

ARTICLE VI
Execution of Instruments; Loans, Checks and Endorsements;
Deposits; Proxies

6.1                              Execution of Instruments. The Chief Executive Officer, the Treasurer, president or any vice president shall have the power to execute and deliver on behalf of and in the name of the Corporation any instrument requiring the signature of an officer of the Corporation, except as otherwise provided in these Bylaws or where the execution and delivery thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. Unless authorized to do so by these Bylaws or by the Board of Directors, no officer, agent, or employee shall have any power or authority to bind the Corporation in any way, to pledge its credit, or to render it liable pecuniarily for any purpose or in any amount.

6.2                              Loans. The Corporation may lend money to, guarantee the obligations of, and otherwise assist directors, officers, and employees of the Corporation, or directors of another corporation of which the Corporation owns a majority of the voting stock, only upon compliance with the requirements of the Delaware General Corporation Law and other applicable laws and regulations.

No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

6.3                              Checks and Endorsements. All checks, drafts, or other orders for the payment of money, obligations, notes, or other evidences of indebtedness, bills of lading, warehouse receipts, trade acceptances, and other such instruments shall be signed or endorsed by such officers or agents of the Corporation as shall from time to time be determined by resolution of the Board of Directors, which resolution may provide for the use of facsimile signatures.

6.4                              Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the Corporation’s credit in such banks or other depositories as shall from time to time be determined by resolution of the Board of Directors, which resolution may specify the officers or agents of the Corporation who shall have the power, and the manner in which such power shall be exercised, to make such deposits and to endorse, assign, and deliver for collection and deposit checks, drafts, and other orders for the payment of money payable to the Corporation or its order.

6.5                              Proxies. Unless otherwise provided by resolution adopted by the Board of Directors, the Chief Executive Officer, the Treasurer, president or any vice president may from time to time appoint one or more agents or attorneys-in-fact of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, association, or other entity any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, association, or other entity or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, association, or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

6.6                              Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

ARTICLE VII
Miscellaneous

7.1                              Dividends. Subject to the provisions of law and of the Certificate of Incorporation, the Board of Directors may declare dividends from the surplus or, if there is no surplus, the net profits of the Corporation whenever and in such amounts as, in its opinion, the condition of the affairs of the Corporation shall render it advisable. The record date for determining stockholders entitled to a distribution shall be set in accordance with Section 2.7 of these Bylaws.

7.2                              Surplus and Reserves. Subject to the provisions of law, the Board of Directors in its discretion may use and apply any of the capital or surplus of the Corporation to purchase or acquire any of the shares of the capital stock of the Corporation in accordance with law, or any of its bonds, debentures, notes, scrip or other securities or evidences of indebtedness, or from time to time may set aside from its surplus or net profits such sums as it, in its absolute discretion, may think proper as a reserve fund to meet contingencies, for the purpose of maintaining or increasing the property or business of the Corporation, or for any other purpose it may think conducive to the best interests of the Corporation.

7.3                              Waivers of Notice. Whenever any notice whatsoever is required to be given by these Bylaws, the Certificate of Incorporation or any of the laws of the State of Delaware, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the actual required notice. Attendance by a person at a meeting shall constitute a waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Any person so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

7.4                              Corporate Seal. The Board of Directors may adopt a seal circular in form and bearing the name of the Corporation, the state of its incorporation, and the word “Seal” which, when adopted, shall constitute the seal of the Corporation. The seal may be used by causing it or a facsimile of it to be impressed, affixed, manually reproduced, or rubber-stamped with indelible ink.

7.5                              Fiscal Year. The Board of Directors may, by resolution, adopt a fiscal year for the Corporation.

7.6                              Amendment of Bylaws. The provisions of these Bylaws may at any time, and from time to time, be amended, supplemented or repealed by the Board of Directors.

7.7                              Uniformity of Interpretation and Severability. The Bylaws shall be so interpreted and construed as to conform to the Certificate of Incorporation and the laws of the State of Delaware or of any other state in which conformity may become necessary by reason of the qualification of the Corporation to do business in such state or any other applicable law or regulation, and where conflict between these Bylaws, the Certificate of Incorporation or the laws of such a state has arisen or shall arise, these Bylaws shall be considered to be modified to the extent, but only to the extent, conformity shall require. If any provision hereof or the application thereof shall be deemed to be invalid by reason of the foregoing sentence, such invalidity shall not affect the validity of the remainder of these Bylaws without the invalid provision or the application thereof, and the provisions of these Bylaws are declared to be severable.

7.8                              Emergency Bylaws. Subject to repeal or change by action of the stockholders, the Board of Directors may adopt emergency bylaws in accordance with and pursuant to the provisions of the laws of the State of Delaware.

7.9                              Electronic Transmission. When used in these Bylaws, the terms “written” and  “in writing” shall include any “electronic transmission,” as  defined in  Section  232(c)  of  the  Delaware General  Corporation  Law, including without limitation any telegram, cablegram, facsimile transmission and communication by electronic mail.

SECRETARY’S CERTIFICATION

The undersigned Secretary of Broadwind Energy, Inc. (or the “Corporation”) hereby certifies that the foregoing Bylaws are the Bylaws of the Corporation adopted by the Board of Directors as of the 20th day of June, 2008.

By	/s/ Terence P. Fox
Terence P. Fox, Secretary